EXHIBIT 10.3
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (the “Agreement”) is entered into as of the 30th day of June, 2006 by and between MBI Mortgage, Inc., a Texas corporation (“Debtor”) and New Horizons Financial, Inc., a California corporation (“Secured Party”).
RECITALS
     WHEREAS, concurrently herewith, Debtor and Secured Party have entered into those Certain Agreements and Notes (collectively “Note”), pursuant to which Secured Party agrees to provide to Debtor financing secured by Debtor’s items of personal property to the benefit of Secured Party.
     WHEREAS, the loan and performance requirements provided to Debtor through the Note and Agreements will provide significant benefit to Debtor, and Debtor has agreed to pledge the items of personal property purchased with the proceeds and performance requirements, as well as other property, as collateral for all amounts outstanding from time to time under the Note and performance required under the Agreements.
     WHEREAS, Debtor has entered into this Agreement to pledge to Secured Party as collateral certain items of personal property and revenues from said personal property as the terms and conditions of such pledge.
     NOW, THEREFORE, the parties hereto agree as follows:
1. Security Interest.
     (a) Debtor hereby grants to and creates in favor of the Secured Party, a security interest in, and hereby assigns and pledges to the Secured Party, all of Debtor’s right, title and interest in and to the following:
(i)	all personal property of the business acquired from Secured Party pursuant to the Agreement for Sale and Purchase of Assets, dated June 30, 2006, by and among Debtor, Secured Party, and Brett Faryniarz (the “Acquired Business”);

(ii)	any and all revenues relating to or arising from the use of the personal property mentioned in (i) above, including but not limited to any and all payments from Secured Party to any of Debtors; and

(iii)	along with all additions, substitutions, attachments, replacements, and accessions thereof, plus the proceeds of all the foregoing including amounts payable under any insurance policy.
     (b) The above listed items, and all their fixtures, features, and/or accessories whether now present or hereafter acquired are hereby pledged and collectively referred to hereafter as the “Collateral.”

2. Security for Obligations. The security interest granted to the Secured Party in the Collateral and the assignment of the Collateral to the Secured Party have been made herein for purposes of securing the performance of all obligations of the Debtor under the Note and this Agreement, hereinafter referred to as the “Obligations”.
3. Representations and Warranties. Debtor hereby represents and warrants as follows:
     (a) Debtor has the requisite authority to grant the security interest in, and assign, the Collateral to the Secured Party in the manner provided herein; Debtor has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms;
     (b) Upon due filing or recording of financing statements in the appropriate jurisdiction and filing records or taking possession of such portions of the Collateral as shall be required to perfect security interest therein according to applicable law, this Agreement creates a valid and perfected first priority security interest in all of the Collateral and secures the performance of the Obligations; all filings, notices and other actions necessary or desirable to perfect and protect such security interests have been duly taken. Secured Party shall retain a first position lien against all of the Collateral, but Secured Party hereby agrees to reasonably subordinate its lien to second position in the event that Debtor provides written notice that a potential third-party investor or commercial lender of Debtor requires first position against the Collateral in order to secure Debtor’s obligations associated with acquisition financing that shall be used by Debtor, in part, to satisfy the Obligations. For purposes of this Section 3(b), Secured Party agrees to execute any and all documents necessary to subordinate its lien to that of a potential third-party investor or commercial lender providing Debtor with acquisition financing, if such financing provides Secured Party with payment, on a pro rata basis (based on the difference between $10,000,000 and the amount acquired pursuant to such financing), as partial satisfaction of the Obligations;
     (c) No financing statement or other security instrument is on file in any jurisdiction covering any of the Collateral, other than such instruments filed in favor of the Secured Party relating to this Agreement;
     (d) Debtor’s grant of a security interest in, and assignment of, the Collateral to the Secured Party herein will not violate any other material agreement to which Debtor is a party or result in the creation or imposition of any lien, encumbrance, or claim upon any Collateral;
     (e) No authorization, approval or another action by, and no notice to or filing with, any governmental authority or regulatory body is required, except (i) such authorization or approval as has already been obtained and (ii) filing or recording of financing statements or other filings as required by applicable law, either (A) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (B) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.

4. Insurance. Debtor agrees to do the following:
     (a) Insurance Covering Collateral. To maintain all risk property damage insurance, including but not limited to general liability insurance covering the Collateral. Each insurance policy must be in an amount acceptable to Secured Party.
     (b) General Business Insurance. To maintain insurance satisfactory to Secured Party as to amount, nature and carrier covering property damage to any of Debtor’s property, public liability insurance including coverage for contractual liability, worker’s compensation, and any other insurance which is usual for Debtor’s business.
     (c) Evidence of Insurance. Upon the request of Secured Party to deliver to Secured Party a copy of each insurance policy, or, if permitted by Secured Party, a certificate of insurance listing all insurance in force.
5. Further Assurances.
     (a) Debtor agrees that from time to time, at its expense, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required, necessary or desirable, or that Secured Party may reasonably request, in order to perfect, continue, renew and protect the security interest granted or purported to be granted herein in the Collateral or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor shall execute and deliver or file or record, as the case may be, and obtain the execution and delivery by third parties, of such financing or continuation statements, affidavits, instruments or notices, as may be required, necessary or desirable, or as the Secured Party may reasonably request, to perfect and preserve the security interest granted or purported to be granted hereby.
     (b) Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of Debtor where permitted by law.
     (c) Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with its Collateral as the Secured Party may request, all in reasonable detail satisfactory to the Secured Party.
6. Location; Records. Debtor shall not change the location of its chief place of business or chief executive office, unless it has given to the Secured Party thirty (30) days prior written notice of such intended change and prior thereto all action required by, or requested by the Secured Party pursuant to Section 5 in connection with such change shall have been taken. Debtor will keep and preserve all records evidencing or relating to the Collateral at its chief place of business and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records.

7. Actions Affecting the Collateral.
     (a) Debtor shall, at its expense:
          (i) Keep all Collateral at 100 Chapparal Court, Suite 100, Anaheim Hills, California 92808, and shall not change the location of any such Collateral, or Debtor’s name, unless it has given thirty (30) days prior written notice to the Secured Party and all action required by or requested pursuant to Section 5 in connection with such change shall have been taken;
          (ii) Promptly give notice to the Secured Party of any material loss or damage to any of its Collateral;
          (iii) Defend title to the Collateral against all Persons and against all claims whatsoever;
          (iv) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, material and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith and appropriate reserves therefor;
          (v) Keep accurate records of the Collateral, including the location thereof, and permit the Secured Party to inspect and have access to any of the Collateral and any Collateral and to furnish to the Secured Party at its request any and all information which Debtor may have with respect to the Collateral.
     (b) Debtor shall not without the prior written consent of the Secured Party, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral, except for the assignment and security interest created by this Agreement.
     (c) Debtor agrees that the Collateral consists of tangible property and is now and shall remain personal property, notwithstanding the manner in which such Collateral or any part thereof shall now or hereafter be affixed or annexed to real estate.
8. Secured Party May Perform. If Debtor fails to perform any provision contained herein, the Secured Party may itself perform, or cause performance of such provision, and the expense of the Secured Party incurred in connection therewith shall be payable by Debtor under Section 12.
9. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty as to the Collateral or as to the taking of any necessary steps to preserve its rights against other parties or any other rights pertaining to the Collateral.

10. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following:
     (a) The Debtor fails to pay when due any amount owed to the Secured Party or to perform any obligation of the Debtors under the Note or this Agreement;
     (b) Any of the Collateral deteriorates, is impaired or declines in character or value such that the Secured Party in its reasonable judgment determines that the Collateral does not adequately secure the Obligations;
     (c) There shall be any execution or levy on, or any seizure or attachment of, or the institution of any proceeding for foreclosure of any lien against or for any forced sale or forfeiture of, all or any part of the Collateral and shall not be vacated, discharged, satisfied or stayed or bonded pending appeal within thirty (30) days after such issuance;
     (d) Subject to the terms and conditions set forth in Section 3(b) herein, Secured Party shall fail to have a first priority perfected security interest in any of the Collateral;
11. Consequences of Default. Whenever Debtor is in default under this Agreement pursuant to Section 10 hereof, the Secured Party shall have the right to exercise any or all of the following rights and shall be the Debtor’s attorney-in-fact when necessary to enforce those rights:
     (a) The Secured Party shall have the right to declare the entire unpaid amount of any indebtedness owed by Debtor to the Secured Party to be immediately due and payable without notice or demand on Debtor, which notice or demand are hereby expressly waived by Debtor, and upon the making of any such declaration, the entire unpaid amount shall become immediately due and payable.
     (b) Upon the Secured Party’s request, Debtor shall immediately assign and transfer to the Secured Party any portion or all of the Collateral that has not already been assigned to it. Such assignment shall be in writing and in such form as the Secured Party may prescribe.
     (c) Upon the Secured Party’s request, Debtor shall immediately cause all future revenues generated from the Acquired Business to be placed in an escrow account, approved by Secured Party. Such revenues shall be released from the escrow account, pursuant to Secured Party’s instructions, in the following order: (i) to payment of the Note; (ii) to the compensation of Brett Faryniarz under that certain Employment Agreement, of even date herewith, by and between Brett Faryniarz and Debtor; (iii) to the operating expenses of the Acquired Business; (iv) to Debtor.
     (d) Upon receipt of notice from the Secured Party, Debtor shall hold all payments received by it in respect to any proceeds from the Collateral in trust for the benefit of the Secured Party, shall segregate such payments from other funds of Debtor and shall forthwith pay over such payments to the Secured Party in the same form as received (with any necessary endorsement). Should debtor refuse, Secured Party shall have the right as attorney-in-fact to undertake these responsibilities for Debtor, including but not limited to endorsement in Debtor’s name(s).

     (e) The Secured Party shall have the right to enter into or upon any premises where the Collateral is located and take possession of the Collateral, or render it unusable, without demand or notice and without prior judicial hearing or legal proceedings, which Debtor hereby expressly waives. Secured Party may take such measures as the Secured Party may deem necessary or advisable to preserve, process, develop, maintain, protect and care for the Collateral or any portion thereof. If Secured Party shall so require, Debtor shall assemble any and all Collateral to the extent possible (and books, documents and other records evidencing or relating to any of the Collateral) as directed by the Secured Party and make them available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to Secured Party and Debtor.
     (f) The Secured Party shall have the right, and is hereby expressly authorized by Debtor, to sell or make any other reasonable disposition of all or any part of the Collateral without the use of any judicial process or proceeding. Collateral may be sold by the Secured Party at any public or private sale, without prior notice to Debtor except as specified below, in any commercially reasonable manner at any time. The Secured Party and Debtor hereby agree that, to the extent notice of sale shall be required by law, notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made, is mailed postage prepaid to the address of Debtors set forth in Section 16 not later than five (5) calendar days before the time of sale or disposition, such notice shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (g) The Secured Party may exercise, in addition to any rights and remedies provided for herein or otherwise available to it as a secured party under applicable statutes and laws, all of the rights and remedies of a secured party upon default under the California Uniform Commercial Code or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where the Secured Party enforces such rights and remedies.
     (h) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and all payments made in respect of the Collateral and received by the Secured Party may, in the discretion of the Secured Party, be held by the Secured Party as collateral for the Obligations or may be applied (after payment to the Secured Party of the reasonable expenses, including attorneys’ fees and expenses and expert witnesses’ fees and expenses, incurred by the Secured Party in retaking, collection, selling or disposing the Collateral and other amounts payable under Section 12) at any time in whole or in part by the Secured Party against all or any part of the Obligations in such order as the Secured Party shall elect. Debtors shall remain liable for any Obligations remaining unpaid.
     (i) Secured Party shall have the right to become the purchaser at any public sale made pursuant to the provision of this Section 11 and shall have the right to credit against the amount of the bid made therefor the amount payable to Secured Party out of the net proceeds of such sale. Debtors shall remain liable for any Obligations remaining unpaid.

     (j) Any sale of the Collateral or any part thereof pursuant to the provisions of this Section 11 shall operate to divest all right, title, interest, claim, and demand of Debtor in and to the Collateral sold and shall be a perpetual bar against Debtor. Nevertheless, if requested by the Secured Party so to do, Debtor shall join in the execution, acknowledgment, and delivery of all proper conveyances, assignments, and transfers of the Collateral so sold.
12. Expenses.
     (a) Debtor agrees to indemnify, protect and defend the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely from the Secured Party’s negligence, gross negligence or willful misconduct.
     (b) Upon the occurrence of any Event of Default, Secured Party shall be entitled to recover all costs, expenses, and attorneys’ fees (including any allocated costs of in-house counsel) in connection with the administering or enforcing of this Agreement, whether or not an action is filed; provided, that costs and expenses incurred in any judicial action shall be paid to the prevailing party by the other party.
13. Amendment, Waiver. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Debtor here from, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose of which given. No change in the performance of the Obligations including but not limited to the payment terms under the note shall change this Agreement, except as permitted above.
14. Notices. All notices, demands and requests to either party must be in writing and may be delivered by any reasonable commercial means unless delivery method is otherwise specified in this Agreement. Notices shall be addressed as follows:

Secured Party:	New Horizons Financial, Inc.
Attn: Brett Faryniarz
100 Chapparal Court, Suite 100
Anaheim Hills, California 92808

With a copy to:	Cummins & White, LLP
Attn: Fred M. Whitaker, P.C.
2424 S.E. Bristol Street, Suite 300
Newport Beach, California 92660

Debtor:	MBI Mortgage, Inc.
Attn: President
1845 Woodall Rogers, Suite 1225
Dallas, Texas 75203

With a copy to:	Glast, Phillips & Murray, P.C.
Attn: Marshal W. Dooley
13355 Noel Road, Suite 2200
Dallas, Texas 75240
15. Liability to Third Parties. The Secured Party shall not, in any event, be liable to any third party for damages of any kind, including but not limited to, direct, indirect, special, or consequential damages, resulting from the existence, use, operation of the Collateral hereunder, except as may result from the willful misconduct or gross negligence of the Secured Party. Debtor hereby indemnifies Secured Party against any such third party claims, and as such, without limiting said indemnification Debtors shall carry Secured Party as an additional insured on all Debtor’s insurance policies. Debtor shall provide proof of same upon request.
16. Assignment. The Secured Party shall have the right to assign from time to time all or any part of its rights under this Agreement. No rights or obligations of Debtor may be assigned or delegated without the prior written consent of Secured Party. All provision of this Agreement shall inure to the benefit of and bind the successors and assigns of the Secured Party and Debtor’s successors and assigns.
17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Unless otherwise defined herein, terms used in the California Uniform Commercial Code are used herein as therein defined.
18. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.
19. Term. The term of this Agreement shall be from the date hereof until performance and payment in full of all of the Obligations.
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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this agreement as of the day and year first written above.

Debtor:	MBI Mortgage, Inc., a Texas corporation

/S/ John Farkas

John Farkas, President

Secured Party:	New Horizons Financial, Inc., a California corporation

/s/ Brett Faryniarz

Brett Faryniarz, President